UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1029 State Hwy 6, Suite 650 #183 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Ticker Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2020, Synthesis Energy Systems, Inc. (the “Company”) received a notification letter from the OTCQB indicating that as a result of the Company not filing its Annual Report on Form 10-K (“Form 10-K”) and OTCQB Certification (“Certification”) for the fiscal year ended June 30, 2020, which was due on September 28, 2020, Under Section 2.2 of the OTCQB Standards, the Company has received a 45 day cure period, or until November 12, 2020 to file the Form 10-K and post the Certification through OTCIQ. If the Company does not file the Form 10-K and post the Certification by November 12, 2020, the Company’s OTCQB securities will be downgraded to the OTC Pink market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: October 2, 2020	/s/ Charles B. Runnels
Charles B. Runnels
President and Chief Executive Officer